<SEQUENCE>2
<FILENAME>fountain10q1203exh10.txt


EXHIBIT 10

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT, dated as of
February 6, 2004 (this "Amendment"), is made between FOUNTAIN
POWERBOATS, INC., a North Carolina corporation (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association (the
"Bank").

PRELIMINARY STATEMENTS:

(1)     The Borrower and the Bank entered into that certain
Loan Agreement dated as of July 17, 2003 (as amended from time to time, the "Loan Agreement");

(2) At the Borrower's request, the Bank has agreed to amend certain of the financial covenants found in Section 4.A. of the Loan Agreement; and

(3) The Bank and the Borrower have executed this Amendment to evidence their consent to the amendment of the Loan
Agreement contained herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The term "Loan Agreement," as used herein and in the Loan Agreement and all other Loan Documents (as that term is defined in the Loan Agreement) shall have the same meaning as the Loan Agreement dated July 17, 2003, except as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definitions provided therefor in the Loan Agreement.

2. Section 4.A.i. of the Loan Agreement is hereby amended by deleting Section 4.A.i. in its entirety and substituting in lieu thereof the following:

4.A.i.     Tangible Net Worth.  Cause, suffer or
permit Tangible Net Worth for any reporting period to be less than the amount set forth opposite each such period below:

     Tangible
Reporting Period Ending Net Worth

December 31, 2003       $4,200,000

March 31, 2004          $4,300,000

June 30, 2004           $4,475,000

September 30, 2004      $4,500,000

December 31, 2004       $4,800,000

March 31, 2005          $4,950,000

June 30, 2005           $5,225,000

Unless the Bank and Borrower otherwise agree in writing prior to October 31, 2005, the Tangible Net Worth covenant shall not apply for any reporting period after June 30, 2005.

"Tangible Net Worth" means the gross book value of the assets of the Corporate Guarantor and Borrower determined on a consolidated basis (excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) plus the non-current portion of liabilities subordinated to Bank in a manner acceptable to Bank, less Total Liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

3. Section 4.A.ii. of the Loan Agreement is hereby amended by deleting Section 4.A.ii. in its entirety and substituting in lieu thereof the following:

4.A.ii.     Current Maturity Coverage Ratio.  Cause,
suffer or permit the Current Maturity Coverage Ratio for any reporting period to be less than the ratio set forth opposite each such period below:

     Current Maturity
Reporting Period Ending Coverage Ratio

December 31, 2003          1.25 to 1.00

March 31, 2004             1.25 to 1.00

June 30, 2004              1.30 to 1.00

September 30, 2004         1.40 to 1.00

December 31, 2004          1.50 to 1.00

March 31, 2005             1.50 to 1.00

June 30, 2005 and          1.50 to 1.00
Each reporting period thereafter


"Current Maturity Coverage Ratio" means the ratio of Cash
Flow to the sum of the current portion of long-term liabilities plus interest expense plus the current portion of capital leases. "Cash Flow" is defined as net income of the Corporate Guarantor and the Borrower determined on a consolidated basis, after taxes, plus depreciation, depletion, amortization and other non-cash charges plus interest expense, minus dividends, withdrawals, loans, advances, and other distributions to the Corporate
Guarantor's and the Borrower's owners, partners, members, stockholders, or affiliates, minus extraordinary income.
For the reporting period ending March 31, 2005 and for all reporting periods thereafter, the definition of "Cash Flow" shall be adjusted to the extent necessary to provide for the deduction of all non-financed capital expenditures.
This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements from the Borrower, using the results of the twelve-month period ending with that reporting period and annually based on the audited fiscal year-end financial statements. The current portion of long-term liabilities will be based on the scheduled principal payments during the twelve (12) months ending on the last day of the applicable reporting period.
4. Section 4.A.iii. of the Loan Agreement is hereby amended by deleting Section 4.A.iii. in its entirety and substituting in lieu thereof the following:

"4.A.iii. Funded Debt to EBITDA Ratio. Maintain on a consolidated basis a Funded Debt to EBITDA Ratio not exceeding the ratios set forth opposite each period set forth below:

     Funded Debt
Reporting Period Ending to EBITDA Ratio

December 31, 2003          6.50 to 1.00

March 31, 2004             6.25 to 1.00

June 30, 2004              6.00 to 1.00

September 30, 2004         5.25 to 1.00

December 31, 2004          5.00 to 1.00

March 31, 2005             4.35 to 1.00

June 30, 2005              4.30 to 1.00

September 30, 2005 and     3.75 to 1.00
And each reporting period thereafter



"Funded Debt" means all outstanding indebtedness for borrowed money and other interest-bearing indebtedness, including current and long-term indebtedness.

"Funded Debt to EBITDA Ratio" means the ratio of Funded
Debt to EBITDA.   This ratio will be calculated at the end
of each reporting period for which the Bank requires financial statements from the Borrower, using the results of the twelve-month period ending with that reporting period and annually based on the audited fiscal year-end financial statements.

"EBITDA" means the sum of net income before taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges.

5. Section 4.A. of the Loan Agreement is hereby amended by inserting a new Section 4.A.iv. immediately following Section
4.A.iii., such new Section 4.A.iv. to read as follows:

4.A.iv.     Gross Margin Test.  Cause, suffer or
permit the Gross Margin Percentage for any reporting period to be less than the percentage set forth opposite each such period below:

                              Gross
Reporting Period Ending  Margin Percentage

December 31, 2003          12.00%

March 31, 2004             13.50%

June 30, 2004              14.50%

September 30, 2004         14.50%

December 31, 2004          14.50%

March 31, 2005             14.50%

June 30, 2005 and          14.50%
Each reporting period thereafter

"Gross Margin Percentage" means, with respect to the Corporate Guarantor and Borrower determined on a consolidated basis, gross profit divided by net sales.

6. Section 4.A. of the Loan Agreement is hereby amended by inserting a new Section 4.A.v immediately following Section
4.A.iv., such new Section 4.A.v. to read as follows:

4.A.v.     Total Liabilities to Tangible Net Worth.
For all reporting periods after June 30, 2005, maintain on a consolidated basis a ratio of Total Liabilities
(excluding the non-current portion of Subordinated
Liabilities) to Tangible Net Worth not exceeding 3.00 to
1.00.

The term "Total Liabilities" means the sum of Current
Liabilities plus long-term liabilities.  "Subordinated
Liabilities" means liabilities subordinated to Borrower's obligations to Bank in a manner acceptable to Bank.

7. Section 5 of the Loan Agreement is hereby amended by inserting a new Section 5.J. immediately following Section 5.I., such new Section 5.J. to read as follows:

5.J.     Capital Expenditures.  Make or become committed
to make capital expenditures in excess of the amounts approved by Brunswick Corporation and included in the capital expenditures budget submitted annually by the Borrower pursuant to Section 4.B.vi. above.

8. The Bank and the Borrower hereby agree to negotiate in good faith adjustments to the financial covenants set forth in
Article 4.A of the Loan Agreement for the reporting periods after the reporting period ending on June 30, 2005. In the event the Bank and the Borrower are unable to reach agreement on such adjustments in writing, however, the covenants set forth in the Loan Agreement (as amended hereby) shall remain in full force and effect.

9. In consideration for the amendments set forth above, the Borrower agrees that, effective as of December 31, 2003, the last sentence of Section 1(c) of the Note is no longer applicable, and that the Applicable Margin (as defined in the Note) from and after December 31, 2003 to the first anniversary of the Note shall be deemed to be 2.50%.

10. The Borrower represents and warrants to the Bank as follows:

(a) Since the date of the Loan Agreement there has been no material adverse change in the business, operations and financial condition of the Borrower.

(b) The representations and warranties contained in the Loan Agreement remain correct on and as of the date of this Amendment as though made on and as of such date.

(c) No event has occurred which constitutes a Default or Event of Default (as defined in the Loan Agreement).

11. The undersigned guarantors (each a "Guarantor," and collectively the "Guarantors"), in order to induce the Bank to enter into this Amendment Agreement and to make the amendments to the Loan Agreement herein provided for, the benefit of which amendments shall be received by the Guarantors either directly or indirectly, hereby expressly consent to all of the terms and provisions hereof, and reaffirm their respective obligations under their respective guaranty agreements as the same are hereby or may be hereafter amended or modified, all of which obligations and agreements shall remain in full force and effect according to the respective terms thereof.
12. The effectiveness of this Amendment shall be subject to the fulfillment of the following conditions precedent:

(a) The Borrower shall have delivered to the Bank a Borrower's Affidavit to the effect that the Loan Agreement has been reexamined on behalf of the Borrower by the signatory thereto and that as of the date of delivery of said certificate, no event has occurred and no condition exists which constitutes, or with the giving of notice or lapse of time or both, would constitute, an Event of Default under the Loan Agreement or any of the other Loan Documents.
(b) The Bank shall have received two (2) counterparts of this Amendment duly executed by all signatories thereto.

(c) The Bank shall have received certified copies of resolutions of the directors of the Borrower authorizing the execution and delivery of, and the performance under, this Amendment, the Loan Agreement and the other Loan Documents.

(d) The Bank shall have received from the Borrower an amendment fee in the amount of $10,000.

13. All costs, fees and expenses incurred by the Bank and Brunswick Corporation ("Brunswick") in connection with this Agreement and satisfaction of all conditions precedent hereunder whether incurred in connection with the preparation and execution hereof or in connection with the performance hereunder shall be paid by Borrower, including without limitation, such reasonable attorney's fees as counsel for the Bank and counsel for Brunswick may charge.

14. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Bank and its counsel; the Bank shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate governmental authorities; and all proceedings of the Borrower and the Loan Guarantors relating to the matters provided for herein, shall be satisfactory to the Bank and its counsel.

15. This Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by the party to be charged therewith, specifying such change, modification, waiver or cancellations of such terms or conditions, or of any proceeding or succeeding breach thereof, unless expressly so stated. In the event of a conflict between the terms of the Loan Documents and the terms of this Amendment, the terms of the Loan Documents shall be construed in a manner consistent with the amendments and modifications set forth in this Amendment.

16. Except as specifically amended, modified or supplemented, the Loan Agreement, each guaranty agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

17. The parties hereto agree and acknowledge that the provisions of this Amendment constitute amendments to, and not a novation of, the indebtedness evidenced by the Loan Agreement.

18. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.


SIGNATURE PAGES FOLLOW THIS PAGE.

IN WITNESS WHEREOF, the Borrower, the Loan Guarantors and the Bank have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

FOUNTAIN POWERBOATS, INC.


By:
     ______________________________
Name:
_______________________________
Title:
________________________________


GUARANTORS:

_____________________________________
Reginald M. Fountain, Jr.


FOUNTAIN POWERBOAT INDUSTRIES, INC.


By:
     ______________________________
Name:
_______________________________
Title:
________________________________


BRUNSWICK CORPORATION


By:
     ______________________________
Name:
_______________________________
Title:
________________________________



BANK:

BANK OF AMERICA, N.A.


By:
     ______________________________
Name:
_______________________________
Title:
________________________________